Exhibit 10.17 - Partial Surrender of Lease
                        for 100-101 A & B 930 W.
                      1st Street, North Vancouver

                       PARTIAL SURRENDER OF LEASE


THIS PARTIAL SURRENDER AND RELEASE made as of the 25th day of June,
2001.

BETWEEN:

          TECHWEST MANAGEMENT INC.
          c/o Mr. Dale W. Wilcox
          1910 - 777 Hornby Street
          Vancouver BC
          V6Z 1S4

                                                   (hereinafter "Tenant")

AND:

          SIDEWARE SYSTEMS INC.
          c/o Mr. Dale W. Wilcox
          1910 - 777 Hornby Street
          Vancouver BC
          V6Z 1S4

          AND:

          BRAINTECH INC.
          102-930 West 1st Street
          North Vancouver BC
          V7P 3N4

                                          (together, the "Co-covenantor")

AND:

          HOOPP REALTY INC.
          c/o Tonko Development (BC) Ltd.
          800-688 West Hastings Street
          Vancouver BC
          V6B 1P1

                                                         (the "Landlord")

WHEREAS:

A. Pursuant to the lease commencing September 1, 1993, as modified August 12, 1996, as assigned and modified August 17, 1998, and as amended June 1, 2000 (the "Lease") the Landlord did demise and lease unto the Tenant the premises known as Units 100-103A and 100-105B, 930 West 1st Street, North Vancouver, BC (the "Demised Premises"), shown as outlined in black on the sketch plan attached as Schedule "A" hereto and being part of those lands and premises situate, lying and being in the City of North Vancouver in the Province of British Columbia and more particularly known and described as:

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            Lot 16, Block X, District Lot 265, Plan 21614
              City of North Vancouver, British Columbia
                                                            (the "Lands")

B. The Tenant wishes to surrender the Lease with respect to Units 100-101 A&B only (the "Surrendered Premises"), as shown cross-hatched on Schedule "A", to the Landlord, and the Landlord has agreed to accept the same, all on the terms and conditions hereinafter set out;

C.  The Tenant agrees to surrender 10 parking stalls to the Landlord;

D. The rents, covenants and conditions on the part of the Tenant reserved and contained in the Lease, with respect to the Surrendered Premises only, will have been paid, observed and performed up to midnight, July 14, 2001 (the "Effective Date") and the Tenant has agreed with the Landlord that the Lease, with respect to the Surrendered Premises only, and the Surrendered Premises shall be surrendered as of the Effective Date;

NOW THEREFORE THIS PARTIAL SURRENDER WITNESSES that in consideration of the Surrendered Premises and of the sum of Thirty Thousand Two Hundred Thirty Dollars and Fifty-Eight Cents ($30,230.58), including GST, now paid by the Tenant to the Landlord, the parties hereto agree as follows:

1. The Tenant, as the party presently entitled to the residue of the term of years granted by the Lease, hereby assigns, surrenders and quit claims to the Landlord on the Effective Date, the Surrendered Premises and the Lease with respect to the Surrendered Premises only, together with all rights of renewal therein contained to the extent that the term granted in the Lease, with respect to the Surrendered Premises only, may merge and be extinguished in the reversion expectant therefrom, and such that the Lease will continue in full force and effect with respect to the Demised Premises as they are constituted following this Partial Surrender (the "Remaining Premises").

2. The Landlord and the Tenant hereby agree that the Lease will remain in full force and effect with respect to the Remaining Premises and will be discharged and surrendered as of the Effective Date with respect to the Surrendered Premises only.

3. The Tenant, for itself and its successors and assigns, hereby covenants with the Landlord that as of the Effective Date:

    (a) it shall have good right, full power and authority to assign and surrender the Surrendered Premises and the Lease with respect to the Surrendered Premises only;
    (b) it has not at any time done any act whereby the unexpired residue of the said term is or may be charged or encumbered; and
    (c) the rents, covenants and conditions on the part of the Tenant reserved and contained in the Lease shall be paid, observed and performed up to and including the Effective Date.

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4.  Notwithstanding anything to the contrary herein contained, if the
Landlord, subsequent to the date hereof, ascertains that the Tenant owes further sums to it by way of rent or additional rent having accrued due during that part of the said term prior to the Effective Date, the Tenant shall forthwith pay on demand such sums to the Landlord PROVIDED that this obligation shall be extinguished at the end of two (2) years from the date hereof.

5. The Tenant shall, on or before the Effective Date, remove all furniture and tenant's fixtures from the Surrendered Premises and in so doing shall cause no damage to the Surrendered Premises or the Development. Such removal shall be carried out pursuant to any Rules and Regulations attached to and forming part of the Lease or issued pursuant thereto.

6. Wherever the singular or plural is used in this Partial Surrender, the same shall be construed to mean and include the plural, the feminine or the body politic as the context may require.

7. This Agreement shall ensure to the benefit and be binding upon the parties hereto and their respective heirs and assigns.

8. Save as aforesaid, the Landlord from and after the Effective Date, hereby releases the Tenant from all liability, claims and demands in respect of any of the covenants contained in or otherwise arising under the Lease with respect to the Surrendered Premises only.


IN WITNESS WHEREOF the parties hereto have executed this Partial
Surrender and Release as of the day, month and year first above written.


LANDLORD:            HOOPP REALTY INC., by its duly appointed agent
                     TONKO DEVELOPMENT (BC) LTD.

                     "Edith Hewitt"
                      By:  Edith Hewitt, General Manager


TENANT:              TECHWEST MANAGEMENT INC.


                     By:  "Grant Sutherland"
                          Director
                     Print Name and Position


CO-COVENANTOR:       SIDEWARE SYSTEMS INC.


                     By:  "Grant Sutherland"
                          Director
                     Print Name and Position


CO-COVENANTOR:       BRAINTECH INC.


                     By:  "Edward White"
                           Director
                     Print Name and Position



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                            Schedule "A"

                            Floor Plan(s)



Legal Description:

Lot 16, Block X, District Lot 265, Plan 21614, City of North
Vancouver, British Columbia


Location of Premises:

[DIAGRAM]